As filed with the Securities and Exchange Commission on July 18, 1995
                                            Registration No. 33-


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM S-8

                              REGISTRATION STATEMENT
                                       Under
                            The Securities Act of 1933

                              Illinois Central Corporation
               (Exact name of registrant as specified in its charter)

         Delaware                                 13-3545405
(State or other jurisdiction of      (IRS Employer Identification Number)
incorporation or organization)

       455 North Cityfront Plaza Drive, Chicago, Illinois 60611-5504
         (Address of Principal Executive Offices including Zip Code)

      Illinois Central Railroad Company Union Employees' Savings Plan
                            (Full title of plan)

Ronald A. Lane, 455 North Cityfront Plaza Drive,      (312) 755-7500
                Chicago, Illinois 60611-5504
        (Name, address and telephone number of agent for service)

                          CALCULATION OF REGISTRATION FEE

                                 Proposed     Proposed
Title of                         maximum      maximum
securities       Amount          offering     aggregate     Amount of
to be            to be           price        offering      registration
registered(1)    registered(2)   per share(3) price(3)      fee

Common Stock      100,000        $39.3125     $3,931,250    $1,356
$.001 par value   shares

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(3) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on The Wall Street Journal
     - Midwest Edition for July 14, 1995 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                                      PART I

                        INFORMATION REQUIRED IN PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in a Summary Plan Description of the Illinois Central Railroad Company Union Employees' Savings Plan (the "Plan") and in a Supplement to the such Summary Plan Description and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission.

                                      PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the SEC are incorporated in this Registration Statement by reference:

     1. Illinois Central Corporation's (the "Company") Annual Report on Form 10-K for the year ended December 31, 1994, SEC File No. 1-10720.

     2. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1995, SEC File No. 1-10720.

     3. The description of the Company's Common Stock, contained in the Company's Restated Articles of Incorporation filed as Exhibit 3.1 to the Current Report of the Illinois Central Corporation on Form 8-K dated July 29, 1994, SEC File No. 1-10720.

     4. Any and all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1993.

     In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of the Company's Annual Report to Stockholders for its last fiscal year and a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated by reference). The Company hereby further undertakes to deliver or cause to be delivered to all participants who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, no later than the time such materials are first sent to its stockholders.

Item 4. Description of Securities.

     See description contained in the Company's Restated Articles of Incorporation (See Item 3.- No. 3 herein).

Item 5. Interests Named Experts and Counsel.

     The legality of the shares offered hereby have been passed upon by Ronald A. Lane, Vice President, General Counsel and Secretary of the Company. As of July 1, 1995, Mr. Lane beneficially owned 100,091 shares of Company Common Stock and has options to purchase 24,200 shares of Company Common Stock. A total of 2,750 Options are exercisable at
July 1, 1995.

     The consolidated financial statements and financial statement schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which are incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the Company's change in its methods of accounting for income taxes and for postretirement, health care and postemployment benefits as discussed in Notes 11 and 10, respectively, to the consolidated financial statements.

Item 6. Indemnification of Directors and Officers.

     Article Seven ("Article Seven") of the Company's Restated Certificate of Incorporation (the "Company Certificate") limits the scope of personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director and, along with Article VIII of the By-Laws of the Company ("Article VIII"), defines the rights of the Company directors and officers to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of certain litigation against them. Set forth below are descriptions of Article Seven and
Article VIII.

     Elimination of Liability in Certain Circumstances: Indemnification and Insurance.

     The Delaware General Corporation Law (the "GCL") empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article Seven of the Company Certificate requires the Company to indemnify directors and officers, or any other person with such right as may be determined by the Company, to the fullest extent permitted by the GCL.

     In addition, the GCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Article Seven of the Company Certificate limits the liability of the directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the GCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except, as provided in the GCL, for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit. The Company Certificate also provides that if the GCL is amended after the effective date of such Company Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

     The directors and officers of the Company, and certain other employees or agents as determined by the Company, are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     The Plan states that, to the extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee, the chief executive officer and each other officer or employee of the Company or an Employer (as defined in the Plan), to whom are delegated duties, responsibilities and authority with respect to the Plan, against any and all liabilities, losses, costs or expenses (including legal fees and expenses) of whatever nature, which may be imposed on, incurred by, or against him at any time by reason of his service under the Plan, if he did not act dishonestly with gross negligence or otherwise in knowing violation of the law under which such liability, loss, cost or expense arises.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      4.1   Form of the Illinois Central Railroad Company Union
            Employees' Savings  Plan.

      4.2   Form of the Trust Agreement between Illinois Central
            Railroad Company and Continental Trust Company ("CTC") as Trustee, as amended.

      4.3   Restated Articles of Incorporation of the Company.
            (Incorporated by reference to Exhibit 3.1 to the Current Report of the Illinois Central Corporation on Form 8-K dated July 29, 1994. (SEC File No. 1-10720))

     4.4 By-Laws of the Company, as amended. (Incorporated by reference to Exhibit 3.4 to the Registration Statement of Illinois Central Corporation and Illinois Central Railroad Company on Form S-1. (SEC File No. 33-36321 and 33-36321-01))

     4.5 Certificate of Retirement of Illinois Central Corporation (Incorporated by reference to Exhibit 3.3 to the Registration Statement of Illinois Central Corporation and Illinois Central Railroad Company on Form S-1, as amended. (SEC File No. 33-40696 and Post-Effective Amendments to Registration Statements No.s 33-36321 and 33-36321-01))

     4.6 Certificate of Elimination of Illinois Central Corporation. (Incorporated by reference to Exhibit 3.2 to the Quarterly Report of the Illinois Central Corporation on Form 10-Q for the three months ended September 30, 1991. (SEC File No. 1-10720))

      5     Opinion re: Legality.

      23.1  Consent of Arthur Andersen LLP

      23.2  Consent of Ronald A. Lane (See Exhibit 5).

      24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

            (i) To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The Company undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                           SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 18, 1995.

                           ILLINOIS CENTRAL CORPORATION
                           By:/S/ DALE W. PHILLIPS
                                  Dale W. Phillips, Vice President
                                  & Chief Financial Officer

                                POWER OF ATTORNEY

      The Registrant and each person whose signature appears below constitutes and appoints E. Hunter Harrison, Dale W. Phillips and Ronald A. Lane, and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/GILBERT H. LAMPHERE Chairman of the Board              July 18, 1995
                       and Director

/s/E. HUNTER HARRISON  President and Chief Executive
                       Officer (principal executive
                       officer) and Director              July 18, 1995

/s/THOMAS A. BARRON    Director                           July 18, 1995

/s/GEORGE D. GOULD     Director                           July 18, 1995

/s/WILLIAM B. JOHNSON  Director                           July 18, 1995

/s/ALEXANDER P. LYNCH  Director                           July 18, 1995

/s/SAMUEL F. PRYOR, IV Director                           July 18, 1995

/s/F. JAY TAYLOR       Director                           July 18, 1995

/s/JOHN V. TUNNEY      Director                           July 18, 1995

/s/ALAN H. WASHKOWITZ  Director                           July 18, 1995

/s/DALE W. PHILLIPS    Vice President and Chief
                       Financial Officer
                       (principal financial officer)      July 18, 1995

/s/JOHN V. MULVANEY   Controller (principal
                      accounting officer)                 July 18, 1995

                                     THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 18th day of July 1995.


ILLINOIS CENTRAL RAILROAD COMPANY
UNION EMPLOYEES' SAVINGS PLAN



By: /s/ JAMES M. HARRELL
        JAMES M. HARRELL

                           ILLINOIS CENTRAL CORPORATION
                                 AND SUBSIDIARIES

                                   Exhibit Index

                                                               Sequential
Exhibit No.                Descriptions                          Page No.

   4.1       Form of the Illinois Central Railroad Company
             Union Employees' Savings  Plan                         (A)

   4.2       Form of the Trust Agreement between Illinois
             Central Railroad Company and Continental Trust
             Company ("CTC") as Trustee, as amended.                (A)

   4.3       Restated Articles of Incorporation of the Company.
             (Incorporated by reference to Exhibit 3.1 to the Current Report of the Illinois Central Corporation on Form 8-K dated July 29, 1994. (SEC File No. 1-10720))

   4.4 By-Laws of the Company, as amended. (Incorporated by reference to Exhibit 3.4 to the Registration Statement of Illinois Central Corporation and Illinois Central Railroad Company on Form S-1. (SEC File No. 33-36321 and 33-36321-01))

   4.5       Certificate of Retirement of Illinois Central
             Corporation (Incorporated by reference to
             Exhibit 3.3 to the Registration Statement of
             Illinois Central Corporation and Illinois Central
             Railroad Company on Form S-1, as amended.
             (SEC File No. 33-40696 and Post-Effective
             Amendments to Registration Statements
             Nos. 33-36321 and 33-36321-01))

   4.6       Certificate of Elimination of Illinois Central
             Corporation. (Incorporated by reference to
             Exhibit 3.2 to the Quarterly Report of the Illinois Central Corporation on Form 10-Q for the three months ended September 30, 1991.
             (SEC File No. 1-10720))

   5         Opinion re: Legality                                   E-2

   23.1      Consent of Arthur Andersen LLP                         E-3

   23.2      Consent of Ronald A. Lane (See Exhibit 5).

   24 Power of Attorney (included on the signature page of this Registration Statement, see II-7).

(A)  Included herein but not reproduced